                                                                    EXHIBIT 4.10

                               FIRST AMENDMENT TO
                           THE BANK CREDIT AGREEMENT

         THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this "First Amendment"), dated as of December 4, 2001, is entered into among BUTLER MANUFACTURING COMPANY, a Delaware corporation ("Borrower"), the banks listed on the signature pages hereof (collectively, the "Lenders"), and BANK OF AMERICA, N.A., as Administrative Lender (in said capacity, the "Administrative Lender").

         A. Borrower, the Lenders and Administrative Lender are parties to that certain Credit Agreement, dated as of June 20, 2001 (the "Credit Agreement"; the terms defined in the Credit Agreement and not otherwise defined herein shall be used herein as defined in the Credit Agreement).

         B. Borrower, Lenders and Administrative Lender desire to amend the Credit Agreement.

         NOW, THEREFORE, in consideration of the covenants, conditions and agreements hereafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are all hereby acknowledged, Borrower, Lenders and Administrative Lender covenant and agree as follows:

          1.      AMENDMENTS TO CREDIT AGREEMENT.

         (a) Article 1 of the Credit Agreement is hereby amended by adding the definition of "Cash and Cash Equivalents" thereto in proper alphabetical order to read as follows:

                  "Cash and Cash Equivalents" means, with respect to the Borrower and each of its Subsidiaries as of any date of determination,
         (a) the remainder of (i) all cash of the Borrower and its Domestic Subsidiaries on hand as of such date, minus (ii) an amount equal to 1% of the consolidated revenue of the Borrower generated by the Borrower and its Domestic Subsidiaries for the period of four consecutive fiscal quarters ending on such date, plus (b) Eligible Securities as of such date.

         (b) Article 1 of the Credit Agreement is hereby amended by adding the definition of "Eligible Securities" thereto in proper alphabetical order to read as follows:

                  "Eligible Securities" means (a) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition; (b) commercial paper or bankers' acceptances rated A-1 or the equivalent thereof by S&P or P-1 or the equivalent thereof by Moody's having maturities of not more than 180 days from the date of acquisition]; (c) auction rate securities rated at least AA or the equivalent thereof by S&P having maturities of not more than one year from the date of acquisition; (d) variable rate demand notes backed by a letter of credit issued by Bank of America having maturities of not more than one year from the date of acquisition; (e) municipal securities rated at least AA or the equivalent thereof by S&P having maturities of not more than one year from the date of acquisition; (f) non-interest bearing demand deposits and interest bearing demand or time deposits or certificates of deposits maturing within one year from the date of issuance, in each case either (i) issued by a Lender or by a United States commercial bank or trust company having capital surplus and undivided profits aggregating at least $500,000,000 and being rated at least "A" or the equivalent thereof by S&P or at least "A" or the equivalent thereof by Moody's or
          (ii) in an amount not in excess of applicable deposit insurance; and
          (g) mutual funds which invest primarily in underlying securities of types described in clauses (a) through (f) above.

         (c) Article 1 of the Credit Agreement is hereby amended by adding the definition of "Moody's" thereto to read as follows:

         "Moody's" means Moody's Investors Services, Inc.

         (d) Article 1 of the Credit Agreement is hereby added by adding the definition of "S&P" thereto to read as follows:

         "S&P" means Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc.

         (e) The definition of "Leverage Ratio" set forth in Section 1.1 of the Credit Agreement is hereby amended to read as follows:

                  "Leverage Ratio" means, as of any date of determination, the ratio of (a) an amount equal to the remainder of (i) Total Funded Debt as of such date minus (ii) Cash and Cash Equivalents as of such date, to (b) EBITDA for the period of four consecutive fiscal quarters ending on such date. For purposes of calculating the Leverage Ratio, EBITDA shall include (exclude) the trailing four quarters of EBITDA attributable to any assets acquired (disposed of) during such period, as determined by a method prepared by the Borrower and which is reasonably satisfactory to the Determining Lenders.

         (f) The second sentence of Section 2.16(a) of the Credit Agreement is hereby amended to read as follows:

                  No Letter of Credit shall have an expiration date (including all rights of renewal) later than ten days prior to the Maturity Date, except that any Letter of Credit may have an automatic renewal provision that could result in the expiration date of such Letter of Credit extending beyond the Maturity Date, provided that (i) such Letter of Credit must permit the Issuing Bank to prevent any such renewal beyond the Maturity Date by giving prior notice to the beneficiary thereof and (ii) the Issuing Bank shall give such notice to prevent such renewal.

         (g) The Compliance Certificate is hereby amended to be in the form of Exhibit D hereto.

         2. REPRESENTATIONS AND WARRANTIES TRUE: NO EVENT OF DEFAULT. By its execution and delivery hereof, Borrower represents and warrants that, as of the date hereof and after giving effect to the amendments contemplated by the foregoing Section 1:

         (a) the representations and warranties contained in the Credit Agreement are true and correct on and as of the date hereof as if made on and as of such date;

         (b) no event has occurred and is continuing which constitutes a Default or an Event of Default;

         (c) Borrower has full power and authority to execute and deliver this First Amendment, and this First Amendment and the Credit Agreement, as amended hereby, constitute the legal, valid and binding obligations of Borrower, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable debtor relief laws and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and except as rights to indemnity may be limited by federal or state securities laws;

         (d) neither the execution, delivery and performance of this First Amendment or the Credit Agreement, as amended hereby, nor the consummation of any transactions contemplated herein or therein, will conflict with any Law to which Borrower or any of its Subsidiaries is subject, or any indenture, agreement or other instrument to which Borrower or any of its Subsidiaries or any of their respective property is subject; and

         (e) no authorization, approval, consent, or other action by, notice to, or filing with, any governmental authority or other Person (including the Board of Directors of Borrower), is required for the execution, delivery or performance by (i) Borrower of this First Amendment or (ii) the acknowledgment of this First Amendment by each Guarantor.

         3. CONDITIONS OF EFFECTIVENESS. This First Amendment shall be effective as of December 4, 2001, subject to the following:

         (a) the representations and warranties contained in Section 2 of this First Amendment, the Credit Agreement and the other Loan Documents are true and correct on and as of the date hereof as if made on and as of such date;

         (b) no event has occurred and is continuing which constitutes a Default or an Event of Default;

         (c) Administrative Lender shall have received counterparts of this First Amendment executed by the Determining Lenders; and

          (d) Administrative Lender and Lenders shall have received in form and substance satisfactory to Administrative Lender and Lenders, such other documents and certificates as Lenders shall require.

         4. GUARANTOR ACKNOWLEDGMENT. By signing below, each Guarantor (a) acknowledges consents and agrees to the execution by the Borrower of this First Amendment, (b) acknowledges and agrees that its obligations in respect of its Subsidiary Guaranty are not released, diminished, waived, modified, impaired or affected in any manner by this First Amendment or any of the provisions contemplated herein, (c) ratifies and confirms its obligations under its Subsidiary Guaranty, and (d) acknowledges and agrees that it has no claims or offsets against, or defenses or counterclaims to, its Subsidiary Guaranty.

         5. REFERENCE TO THE CREDIT AGREEMENT.

         (a) Upon the effectiveness of this First Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", or words of like import shall mean and be a reference to the Credit Agreement, as affected and amended by this First Amendment.

         (b) The Credit Agreement, as amended by this First Amendment, and all other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

         6. COSTS, EXPENSES AND TAXES. Borrower agrees to pay on demand all costs and expenses of Administrative Lender in connection with the preparation, reproduction, execution and delivery of this First Amendment and the other instruments and documents to be delivered hereunder (including the reasonable fees and out-of-pocket expenses of counsel for Administrative Lender with respect thereto and with respect to advising Administrative Lender as to its rights and responsibilities under the Credit Agreement, as amended by this First Amendment).

         7. EXECUTION IN COUNTERPARTS. This First Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

         8. GOVERNING LAW; BINDING EFFECT. This First Amendment shall be governed by and construed in accordance with the laws of the State of Texas and shall be binding upon Borrower and each Lender and their respective successors and assigns.

         9. HEADINGS. Section headings in this First Amendment are included herein for convenience of reference only and shall not constitute a part of this First Amendment for any other purpose.

         10. ENTIRE AGREEMENT. THE CREDIT AGREEMENT, AS AMENDED BY THIS FIRST AMENDMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AS TO THE SUBJECT MATTER THEREIN AND HEREIN AND MAY NOT BE CONTRADICTED BY EVIDENCE OF

PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.






                   REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

         IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the date first above written.


BORROWER:

                                BUTLER MANUFACTURING COMPANY



                                By: /s/ Paul F. Liljegren
                                    --------------------------------------------
                                    Name:  Paul F. Liljegren
                                    Title: Tressurer

ADMINISTRATIVE LENDER:

                               BANK OF AMERICA, N.A., as Administrative Lender


                               By: /s/ Dan M. Killian
                                   ---------------------------------------------
                                   Name:  Dan M. Killian
                                   Title: Managing Director


LENDERS:

                               BANK OF AMERICA, N.A., as a Lender and as the Issuing Bank

                               By: /s/ Dan M. Killian
                                   ---------------------------------------------
                                   Name:  Dan M. Killian
                                   Title: Managing Director

                               COMMERCE BANK, N.A.



                               By: Martin Nay
                                   ---------------------------------------------
                                   Name:  Martin Nay
                                   Title: VP

                               U.S. BANK NATIONAL ASSOCIATION



                               By: /s/ Bruce A. Easterly
                                   ---------------------------------------------
                                   Name:  Bruce A. Easterly
                                   Title: Vice president

ACKNOWLEDGED AND AGREED:


 BMC REAL ESTATE, INC.



By: Paul F. Liljegren
    ---------------------------------------------
    Name:  Paul F. Liljegren
    Title: Assistant Secretary & Assistant Treasurer




BUCON, INC.


By: Larry C. Miller
    ---------------------------------------------
    Name:  Larry C. Miller
    Title: V.P. Finance & Treasurer



BUTLER HOLDINGS, INC.



By: Paul F. Liljegren
    ---------------------------------------------
    Name:  Paul F. Liljegren
    Title: Assistant Treasurer



BUTLER REAL ESTATE, INC.



By: Paul F. Liljegren
    ---------------------------------------------
    Name:  Paul F. Liljegren
    Title: Assistant Secretary & Assistant Treasurer

LESTER BUILDINGS, INC.



By: Paul F. Liljegren
    ---------------------------------------------
    Name:  Paul F. Liljegren
    Title: Assistant Treasurer



BUTLER PACIFIC, INC.



By: Paul F. Liljegren
    ---------------------------------------------
    Name:  Paul F. Liljegren
    Title: Assistant Treasurer



MODULINE WINDOWS, INC.



By: Paul F. Liljegren
    ---------------------------------------------
    Name:  Paul F. Liljegren
    Title: Treasurer



LIBERTY BUILDING SYSTEMS, INC.



By: Paul F. Liljegren
    ---------------------------------------------
    Name:  Paul F. Liljegren
    Title: Assistant Treasurer

                                                                       EXHIBIT D

                         FORM OF COMPLIANCE CERTIFICATE

                              Financial Statement Date: ____________________

To: Bank of America, as Administrative Lender Ladies and Gentlemen:

         Reference is made to that certain Credit Agreement, dated as of June 20, 2001 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among Butler Manufacturing Company (the "Borrower"), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Lender.

         The undersigned Authorized Signatoryhereby certifies as of the date hereofthat he/she is the ______________________________ of the Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Lender on the behalf of the Borrower, and that:

[Use following for fiscal year-end financial statements]

         1. Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 6.2 of the Agreement for the fiscal year of the Borrower ended as of the above date, together with the report and opinion of an independent certifiedpublic accountant required by such section.

[Use following for fiscal quarter-end financial statements]

         1. Attached hereto as Schedule 1 are the unaudited financial statements required by Section 6.1 of the Agreement for the fiscal quarter of the Borrower ended as of the above date. Such financial statements fairly present the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and he absence of footnotes.

         2. The undersigned has reviewed and is familiar with the terms of the Agreement and hasmade, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower during the accounting period covered by the attached financial statements.

         3. A review of the activities of the Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower performed and observed all its Obligations under the Loan Documents, and

[select one:]

         [TO THE BEST KNOWLEDGE OF THE UNDERSIGNED DURING SUCH FISCAL PERIOD, THE BORROWER PERFORMED AND OBSERVED EACH COVENANT AND CONDITION OF THE LOAN DOCUMENTS APPLICABLE TO IT.]

         --OR--

         [THE FOLLOWING COVENANTS OR CONDITIONS HAVE NOT BEEN PERFORMED OR OBSERVED AND THE FOLLOWING IS A LIST OF EACH SUCH DEFAULT OR EVENT OF DEFAULT AND ITS NATURE AND STATUS:]

         4. The financial covenant analyses and information set forth on
Schedule 2 attached hereto are true and accurate on and as of the date of this Certificate.

         IN WITNESS WHEREOF, THE UNDERSIGNED HAS EXECUTED this Certificate as of ___________, ______.


                               BUTLER MANUFACTURING COMPANY



                               By:
                                  ----------------------------------------------
                                  Name:
                                         ---------------------------------------
                                  Title:
                                         ---------------------------------------

                  For the Quarter/Year ended _________________("Reporting Date")

                                   SCHEDULE 2
                          TO THE COMPLIANCE CERTIFICATE
                                  ($ IN 000'S)

1    Section 7.1 Capitalization Ratio

     (a)  Maximum at the end of any fiscal quarter                    0.50 to 1

     (b)  Actual

          (i)  Total Funded Debt (without duplication)

               (A) Obligations for borrowed money and obligations $___________ evidenced by bonds, debentures, notes, etc.

               (B)  Obligations in respect of letters of credit,   $___________
                    bankers' acceptances, bank guaranties, surety bonds and similar instruments

               (C)  Net obligations under Swap Contracts           $___________

               (D) Obligations to pay deferred purchase price of $___________ property or services, and indebtedness secured by a Lien on property whether or not assumed

               (E)  Capitalized Lease Obligations and Synthetic    $___________
                    Lease Obligations

               (F)  Redeemable Stock                               $___________

               (G)  TOTAL FUNDED DEBT (A) + (B) + (C) + (D) +      $___________
                    (E) + (F)

          (ii) Total Capital

               (A)  Shareholder's Equity $

               (B)  TOTAL FUNDED DEBT (FROM 1 .(B)(I)(G) ABOVE) $

               (C)  TOTAL CAPITAL (A) + (B) $

             (iii) Capitalization Ratio (i)(G) to (ii)(C)          _______ to 1

2.   Section 7.2 Fixed Charge Coverage Ratio

     (a)  Minimum at the end of any fiscal quarter                    1.70 to 1

     (b)  Actual

          (i)  EBITDAR

               (A)  Pre-tax net income (excluding                  $___________
                    extraordinary gains and  non-recurring,
                    non-cash credits andincluding
                    extraordinary losses and non-recurring,
                    non-cash charges)

               (B)  Interest expense                               $___________

               (C)  DEPRECIATION AND AMORTIZATION                  $___________

               (D)  Lease expense                                  $___________

               (E)  EBITDAR (A) + (B) + (C) + (D)                  $___________

          (ii) Fixed Charges

               (A)  Interest expense (including interest           $___________
                    expense payable pursuantto Capitalized
                    Lease Obligations)

               (B)  Lease expense payable pursuant to              $___________
                    Operating Leases

               (C)  Restricted Payments (other than                $___________
                    Treasury Stock Purchases)

               (D)  FIXED CHARGES (A) + (B) + (C)                  $___________

          (iii) Fixed Charge Coverage Ratio (i)(E) to (ii)(D)      _______ to 1

3.   Section 7.3 Leverage Ratio

     (a)  Maximum at the end of any fiscal quarter

          (i) At each fiscal quarter-end through and including June 30, 3.25 to 1 2002

          (ii) At each fiscal quarter-end thereafter 3.00 to 1

     (b)  Actual

          (i)  Total Funded Debt (from 1.(b)(i)(G) above)          $___________

          (ii) Cash and Cash Equivalents (A) Domestic Cash         $___________

               (B)  1% of revenues of Borrower and Domestic        $___________
                    Subsidiaries

               (C)  Eligible Securities                            $___________


               (D)  Cash arid Cash Equivalents (A) - (B) + (C)    $___________


          (iii) EBITDA

               (A)  Pre-tax net income (excluding extraordinary    $___________
                    gains and non-recurring, non-cash credits and including extraordinary losses and non-recurring, non-cash charges)

               (B)  Interest expense                               $___________

               (C)  Depreciation and amortization                  $___________

               (D)  EBITDA (A) + (B) + (C)                         $___________

          (iv) Leverage Ratio (i) - (ii)(D) to (iii)(D)            _______to 1

4.   Section 7.4(g) Other Guaranties

     (a)  Maximum                                                  $ 15,000,000

     (b)  Actual                                                   $___________


5.   Section 7.5 Liens

     (a)  Liens on cash collateral for bank letters of credit

          (i)  Maximum                                             $  7,000,000

          (ii) Actual                                              $___________

     (b)  Other Liens

          (i)  Maximum                                             $ 20,000,000

          (ii) Actual                                              $___________

6. Section 7.6(a) Investments in the form of loans to officers and employees in the ordinary course of business

     (a)  Maximum                                                  $  5,000,000

     (b)  Actual                                                   $___________

7.   Section 7.6(c) Other Investments

     (a)  Maximum

          (i)  $10,000,000                                         $ 10,000,000

          (ii) Shareholder's Equity ($_________________) x 25%     $___________

          (i) + (ii)                                               $___________

     (b)  Actual

          (i)      Investments                                     $___________

          (ii)     Acquisitions of Foreign Subsidiaries            $___________

          (i) + (ii)                                               $___________

8.   Section 7.7(i) Acquisitions of Domestic Subsidiaries

     (a)  Maximum

          (i)  $20,000,000                                         $ 20,000,000

          (ii) Shareholder's Equity ($__________) x 25%            $___________

          (i) + (ii)                                               $___________

     (b)  Actual

          Acquisition of Domestic Subsidiaries                     $___________

 9.  Section 7.7(ii) Acquisitions of Foreign Subsidiaries

     (a)  Maximum

          (from 7.(a) above)                                       $___________

     (b)  Actual

          (from 7.(b) above)                                       $___________

10.  Section 7.9 Dispositions

     (a)  Maximum

          10% to Total Assets for preceding fiscal quarter         $___________

     (b)  Actual

          (i)  Assets disposed of during present fiscal year
               through Reporting Period                            $___________

          (ii) Proceeds reinvested within 180 days of disposition  $___________

          (i) - (ii)                                               $___________

         This Compliance Certificate is executed and delivered on the ______ day of ____________, ______.





                               By:
                                  ----------------------------------------------
                                  Name:
                                         ---------------------------------------
                                  Title:
                                         ---------------------------------------